UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Capitol Series Trust

Registrant

Ohio                                        See Below

State of Incorporation                                       IRS Employer Identification Number

225 Pictoria Drive

Suite 450

Cincinnati, OH 45246

Address of Principal Business Office (No. & Street, City, State, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered                                            Name of the exchange on which each class is to be registered

The Nightview Fund                                                NYSE Arca

CHECK APPROPRIATE BOX:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-191495.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, The Nightview Fund, a series of Capitol Series Trust (the “Registrant”), is incorporated herein by reference to Post-Effective Amendment No. 159 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission on June 14, 2024. Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

The series of the Company to which this filing relates and the associated I.R.S. Employer Identification Numbers is as follows:

Series Name	EIN
The Nightview Fund	93-3824756

ITEM 2. EXHIBITS

1.	Amended and Restated Agreement and Declaration of Trust (“Trust Instrument”) dated November 18, 2021 as filed with the State of Ohio – (Exhibit 28(a)(18) incorporated herein by reference as filed to Registrant’s Post-Effective Amendment No. 121 on December 22, 2021.)
2.	By-Laws adopted as of September 18, 2013 (Exhibit 28(b)(1) incorporated herein by reference as filed to Registrant’s Initial Registration Statement on Form N-1A on October 1, 2013.)

 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized on its behalf in the City of Cincinnati and the State of Ohio on the 20th day of June, 2024.

Capitol Series Trust

By: /s/ Tiffany R. Franklin

Tiffany R. Franklin

Secretary